LIQUID ASSETS PORTFOLIO                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   2/28/2010
FILE NUMBER:         811-02729
SERIES NO.:          16

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
72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Institutional     $    17,329
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Private           $       140
          Personal          $        22
          Cash Management   $     1,917
          Reserve           $        16
          Resource          $       134
          Corporate         $     4,050

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Institutional          0.0010
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Private                0.0002
          Personal               0.0002
          Cash Management        0.0006
          Reserve                0.0002
          Resource               0.0002
          Corporate              0.0008

74U.    1 Number of shares outstanding (000's Omitted)
          Institutional      16,330,796
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Private               716,404
          Personal              110,864
          Cash Management     2,756,495
          Reserve               143,994
          Resource              411,324
          Corporate           3,935,200

74V.    1 Net asset value per share (to nearest cent)
          Institutional     $      1.00
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Private           $      1.00
          Personal          $      1.00
          Cash Management   $      1.00
          Reserve           $      1.00
          Resource          $      1.00
          Corporate         $      1.00
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